As filed with the Securities and Exchange Commission on May 23, 2014.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FRESH DEL MONTE PRODUCE INC.
(Exact name of registrant as specified in its charter)

The Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman, KY1-9005 Cayman Islands (Address of Principal Executive Offices)	N/A (Zip Code)
Fresh Del Monte Produce Inc.
2014 Omnibus Share Incentive Plan
(Full Title of the Plan)

Hani El-Naffy
President and Chief Operating Officer
Fresh Del Monte Produce Inc.
c/o Del Monte Fresh Produce Company
241 Sevilla Avenue, Coral Gables, FL 33134
(Name and Address of Agent for Service)

(305) 520-8400
(Telephone number, including area code, of agent for service)

With a copy to:
Jeffrey W. Acre, Esq.
K&L Gates LLP
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(412) 355-8375

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Ordinary Shares, par value $0.01 per share	3,000,000	$28.32	$84,960,000	$10,943
___________________

(1)
Pursuant to Rule 416, this Registration Statement shall also cover any additional ordinary shares which may become issuable under the Fresh Del Monte Produce Inc. 2014 Omnibus Share Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding ordinary shares.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the ordinary shares on the New York Stock Exchange on May 16, 2014.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information required by Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and have been omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 27, 2013, filed with the Commission on February 21, 2014 (the “Annual Report”);

(ii)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2014, filed with the Commission on April 29, 2014;

(iii)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 19 and 20 and May 1, 2014; and

(iv)
The description of the Ordinary Shares of the Registrant as contained under the caption “Description of Share Capital” in the prospectus dated October 23, 1997, included in the Registration Statement on Form F-1 (No. 333-7708), filed by the Registrant under the Securities Act with the SEC on October 3, 1997, as amended by Amendment No. 1 and Amendment No. 2 thereto, filed by the Registrant under the Securities Act with the SEC on October 16, 1997, and October 22, 1997, respectively, and incorporated by reference to the Registration Statement on Form 8-A filed by the Registrant under the Exchange Act with the SEC on October 15, 1997.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, except as noted in the paragraph below. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended, or the Exchange Act or into this prospectus or any supplement to this prospectus.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Companies Law (2013 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers and directors. However, there is Cayman Islands case law which would indicate that indemnification may be permissible for the directors and officers own negligence and breach of duty but not where there is evidence of dishonesty, fraud or willful default by a director or officer of the company.

Article 112 (the “Regulation”) of the Registrant’s Amended and Restated Articles of Association provides substantially as follows:

(a)
Every Director (including, for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), and any former Director or officer (solely with respect to such former Director’s or officer’s term as such) and every Managing Director, Secretary, Assistant Secretary, or other officer or agent, for the time being and from time to time of the Company and the personal representatives of the same and any individuals who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of (i) another corporation, partnership, joint venture or other entity which is a subsidiary of the Company, or (ii) a trust or employee benefit plan associated with the business of the Company or a subsidiary of the Company shall be indemnified and secured harmless out of the assets and funds of the Company from and against any claim or liability and all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions (including any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company), including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court, whether in the Cayman Islands or elsewhere. The Company shall further have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Company.

(b)
No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

(c)
Neither the amendment nor repeal of this Regulation, nor the adoption or amendment of any other provision of the Memorandum and Articles of Association of the Company inconsistent with this Regulation, shall apply to affect in any respect the applicability of this Regulation with respect to any act, or circumstance or condition, or failure to act, which occurred prior to such amendment, repeal or adoption.

The Registrant also carries liability insurance covering officers and directors.

Pursuant to the Plan the Registrant has agreed to indemnify the directors and officers of the Registrant for action of such directors and officers relating to the Plan, in certain circumstances.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Memorandum of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)).

3.2	Amended and Restated Articles of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)).

5.1	Opinion of Walkers regarding the due authorization of the issuance of the shares registered by this Registration Statement on Form S-8 from a Cayman Islands legal perspective only.*

10.1	2014 Omnibus Share Incentive Plan (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2014).

23.1	Consent of Walkers (included in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP, Independent Registered Certified Public Accounting Firm.*

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).*

* Filed herewith

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses i and ii of paragraph (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 23rd day of May, 2014.

FRESH DEL MONTE PRODUCE INC.

By:     /s/ Hani El-Naffy
Hani El-Naffy
President, Director and Chief Operating Officer

By:     /s/ Richard Contreras
Richard Contreras
Senior Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mohammad Abu-Ghazaleh  and Hani El-Naffy, and each of them acting alone, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mohammad Abu-Ghazaleh Mohammad Abu-Ghazaleh	Chairman, Director and Chief Executive Officer (Principal Executive Officer)	May 23, 2014

/s/ Hani El-Naffy Hani El-Naffy	President, Director and Chief Operating Officer	May 23, 2014

/s/ Richard Contreras Richard Contreras	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 23, 2014

/s/ Amir Abu-Ghazaleh Amir Abu-Ghazaleh	Director	May 23, 2014

/s/ Salvatore H. Alfiero Salvatore H. Alfiero	Director	May 23, 2014

/s/ Michael J. Berthelot Michael J. Berthelot	Director	May 23, 2014

/s/ Edward L. Boykin Edward L. Boykin	Director	May 23, 2014

/s/ Robert S. Bucklin Robert S. Bucklin	Director	May 23, 2014

/s/ Madeleine L. Champion Madeleine L. Champion	Director	May 23, 2014

/s/ John H. Dalton John H. Dalton	Director	May 23, 2014

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Fresh Del Monte Produce Inc. in the United States has signed this Registration Statement in the City of Newark, State of Delaware, on the 23rd day of May, 2014.

PUGLISI & ASSOCIATES

By:        /s Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Memorandum of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.6 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)).

3.2	Amended and Restated Articles of Association of Fresh Del Monte Produce Inc. (incorporated by reference from Exhibit 3.7 to the Company’s Registration Statement on Form F-1 (File No. 333-7708)).

5.1	Opinion of Walkers regarding the due authorization of the issuance of the shares registered by this Registration Statement on Form S-8 from a Cayman Islands legal perspective only.*

10.1	2014 Omnibus Share Incentive Plan (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2014).

23.1	Consent of Walkers (included in Exhibit 5.1).*

23.2	Consent of Ernst & Young LLP, Independent Registered Certified Public Accounting Firm.*

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).*

* Filed herewith